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                                                                  EXHIBIT 10.5.2

                                  March 3, 2003

Mr. Terry Walts
CEO
Presby Corp.
5910 North Central Expressway, Suite 1770
Dallas, TX 75206

       RE:    PRESBY CORP. RPO TERM SHEET

Dear Terry:

       This letter will confirm the agreement reached between CIBA Vision and Presby Corp. regarding CIBA Vision's participation in the proposed transaction described in the February 21, 2003 Second Supplement to the Confidential Private Placement Memorandum dated October 29, 2002 (the "PPM"). Specifically, CIBA and Presby agree to amend Section 2.2 of the License Agreement by and between CIBA Vision AG and Presby Corp. dated March 6, 2002 (the "License Agreement") to provide for the following in lieu of the existing subparagraphs (i) and (ii) of
Section 2.2;

       (i) Upon the closing of the initial tranche of the Private Placement, including CIBA's participation therein as described in the PPM, the grant of rights to CIBA under the License Agreement shall be expanded to provide CIBA with exclusive rights to make, have made, use and sell Products (as defined in the License Agreement) in the United States for the treatment of ocular hypertension and / or glaucoma; and,

       (ii) Upon the closing of the second tranche of the Private Placement, including CIBA's participation therein as described in the PPM, the grant of rights to CIBA under the License Agreement shall be expanded to provide CIBA with exclusive rights to make, have made, use and sell Products (as defined in the License Agreement) in the United States for the treatment of presbyopia and / or hyperopia.

CIBA and Presby also agree to amend Section 3.5(b) of the License Agreement as follows:

       Subparagraph 3.5(b)(i) is amended by deleting the following "Except as provided in subparagraph (ii) below".

       Subparagraph 3.5(b)(ii) is deleted in its entirety.

The foregoing amendment shall become effective as of the Closing Date, as defined in the PPM. The parties further acknowledge and agree that CIBA's participation in the Private Placement in accordance with the PPM shall satisfy CIBA's Initial Equity Investment obligation under Section 3.5(a) of the License Agreement.

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       If the terms set forth above are acceptable to Presby Corp., please sign where indicated below and return an executed copy of this letter to the undersigned.

                                 Sincerely,

                                 /s/ Robin Terrell

                                 Robin Terrell
                                 Head, CIBA Vision Surgical Business Franchise

ACCEPTED AND AGREED:


BY: /s/ Terry Walts
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        Terry Walts
        CEO, Presby Corp.

DATE:  3/3/03
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